We hereby consent to the use in the Statement of Additional Information constituting part of Post-Effective Amendment No. 14 to the Registration Statement No. 333-05593 on Form N-4 (the "Registration Statement") of (1) our report dated February 1, 2000 relating to the financial statements of Separate Account No. 49 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, and (2) our report dated February 1, 2000 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference in the Prospectus of our reports dated February 8, 1999 appearing on page F-1 and page F-53 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Custodian and Independent Accountants" in the Statement of Additional Information and "About our independent accountants" in the Prospectus.


PricewaterhouseCoopers LLP
New York, New York
February 29, 2000